Exhibit
99.1

               ZAP Terminates Agreement to Merger with GEM and EVR

         SEBASTOPOL, Calif. (April 17, 2000) - ZAPWORLD.COM (OTC BB: ZAPP) announced today that it has terminated its agreement to merge with electric car manufacturer Global Electric MotorCars, LLC and rental company EV Rental and Management Company, LLC both of Fargo, ND. Zap has initiated talks with other major sources of neighborhood electric vehicles.